Exhibit 10(g)

July 8, 2008

America First Tax Exempt Investors, L.P.
Attn: Andrew Grier
One Burlington Place
1004 Farnam Street Ste 400
Omaha, NE 68102
Ph: 402-930-3076
Fax: 1-402-930-3047

Ladies/Gentlemen:

1.
U.S. Bank National Association (“Party A”) is pleased to confirm the Transaction entered into on the Trade Date with America First Tax Exempt Investors, L.P. (“Party B”) under the circumstances described below.  This Confirmation incorporates the definintions and provisions contained in the 2000 ISDA Definitions (as published by the International Swap Dealers Association, Inc.).  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

If Party A and Party B are parties to an ISDA Master Agreement (the “Agreement”) that sets forth the general terms and conditions applicable to transactions between said parties, this Confirmation supplements, forms a part, and will be subject to, provisions contained or incorporated by reference in such Agreement.  All provisions contained or incorporated by reference in such Agreement shall govern this Confirmation, except as modified below.  If Party A and Party B are not parties to an ISDA Master Agreement, this Confirmation itself will evidence a complete, binding agreement between Party A and Party B as to the terms and conditions of the Transaction to which this Confirmation relates.

2.           The terms of the Transaction to which this Confirmation relates are as follows:

Type of Transaction:                                                                                      Interest Rate Cap

Notional Amount:                                                                                           USD 60,000,000.00

Trade Date:                                                                                                       July 7, 2008

Effective Date:                                                                                                 July 9, 2008

Termination Date:	July 9, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer (Buyer):                                                                             Party B

Fixed Amount:                                                                                                  USD 985,000.00

Fixed Rate Payer Payment Date:	July 9, 2008

        Floating Rate Payer (Seller):                                                                        Party A

Cap Rate:                                                                                                            2.50%

Floating Rate Option:                                                                                       USD-BMA Municipal Swap Index

Designated Maturity:                                                                                       Weekly

Averaging Method:                                                                                          Weighted

Floating Rate Day Count Fraction:                                                                  ACT/ACT

Floating Rate for initial
Calculation Period:                                                                                             TBD

Floating Rate Payer Payment Dates:	Beginning August 1, 2008 and thereafter on the 1st day of each month, to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Period End Dates:	The 1st day of each month subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Reset Dates:                                                                                Each Thursday based on previous day's fixing. If such a day is not a New York Business Day, then the next succeeding New
York Business Day during the Calculation Period.

Reset Business Days:	New York

Payment Business Days:                                                                                           New York

Calculation Agent:                                                                                           U.S. Bank National Association

3.	On each Payment Date, the Floating Rate Payer will pay the Fixed Rate Payer the Floating Amount, if any, as calculated by the product of:

(a)	the Notional Amount

(b)	the excess, if any, of the Floating Rate, as determined on the Rate Reset Date for the Calculation Period, over the Cap Rate, and

(c)	the Floating Rate Day Count Fraction

4.	All payments hereunder shall be made in immediately available U.S. Dollar funds.

Payments to Party A:                                                                                           Wire to DDA #******0020

Payments to Party B:                                                                                           Credit DDA #******0615

5.	In connection with this Confirmation, each party represents and acknowledges to the other party that:

i.
it has no recourse and is not relying upon any legal, tax, regulatory, accounting or other advice, statements or recommendations (whether written or oral) of the other party regarding such transaction, other than the written representations expressly made by that other party in the Agreement and in the Confirmation in respect of such Transaction;

ii.
it has the capacity to evaluate (internally or through independent professional advice) such Transaction (including decisions regarding the appropriateness or suitability of such Transaction) and has made its own decision to enter into such Transaction;

iii.	it understands the terms, conditions and risks of such Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks;

iv.	it is entering into such Transaction as principal and not as agent for any other party;

v.	it acknowledges and agrees that the other party is not acting as a fiduciary or advisor to it in connection with such Transaction.

vi.
it acknowledges that U.S. Bank National Association has advised counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that it has done so; and

vii.  it is entering into such Transaction for the purpose of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation.

6.	The Confirmation and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.	Each party may assign its rights or obligations hereunder to any other party only with the express consent of the other party hereto. This consent will not be unreasonably withheld or delayed.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this
Confirmation enclosed for that purpose and returning a copy via fax to:

U.S. Bank Deriv Products Group
Attention: Capital Market Derivatives
Fax # 312-325-8971

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Christopher D. Thornton

Title:  Assistant Vice President

Accepted and confirmed as of the date first above
written:

America First Tax Exempt Investors, L.P.

By:/s/ Andy Grier

Title: Analyst